Exhibit 10.1
PURCHASE AGREEMENT
          THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 19th day of August, 2005 by and among HEARUSA, INC., a Delaware corporation (the “Company”), and the Purchasers set forth on the signature pages affixed hereto (each a “Purchaser” and collectively the “Purchasers”).
Recitals
          A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (“1933 Act”) and the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act;
          B. The Purchasers wish to purchase, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement up to $5.5 million of the Company’s 2005 Subordinated Notes due November 2008 in the form attached hereto as Exhibit A (the “Notes”), and warrants to purchase an aggregate of 1.5 million shares of Common Stock of the Company, par value $0.10 per share (“Common Stock”) (the “Warrants”), in the form attached hereto as Exhibit B, in each case in the amount as are set forth on the signature page attached hereto and executed by each such Purchaser; and
          C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws;
          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the mepanings here set forth:
          1.1. “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          1.2. “Agreements” means this Agreement, the Registration Rights Agreement, the Notes and the Warrants.

          1.3. The “Company” shall refer to the Company (as defined in the first paragraph hereof).
          1.4. “Closing” means the consummation of the transactions contemplated by this Agreement.
          1.5. “Material Adverse Effect” means a material adverse effect on the (i) condition (financial or otherwise), business, assets or results of operations of the Company; (ii) ability of the Company to perform any of its material obligations under the terms of the Agreements; or (iii) material rights and remedies of a Purchaser under the terms of the Agreements.
          1.6. “Notes” shall have meaning set forth in the recitals to this Agreement.
          1.7. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
          1.8. “SEC” means the U.S. Securities and Exchange Commission.
          1.9. “SEC Filings” as defined in Section 4.6.
          1.10. “Securities” means the Notes, Warrants and Warrant Shares.
          1.11. “Warrants” shall have meaning set forth in the recitals to this Agreement.
          1.12. “Warrant Shares” means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.
          1.13. “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          1.14. “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     2. Purchase and Sale of the Notes and Warrants. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, each of the Purchasers hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to each of the Purchasers, a Note having a principal amount equal to the amount set forth on such Purchaser’s signature page attached hereto, plus that number of Warrants calculated by multiplying the principal face amount of the Purchaser’s Note by 0.2727. Each Purchaser’s aggregate purchase price (the “Purchase Price”) is set forth on such Purchaser’s signature page attached hereto.

     3. Closing.
          3.1. Closing Procedure. Upon receipt by the Company of executed Purchase Agreement(s) for the purchase of all of the Notes and Warrants, the Company shall promptly notify such Purchasers and set a date for the closing (the “Closing Date”).
          3.2. Closing Date Deliveries.
     (a) On the Closing Date, the Company shall deliver to the Purchasers:
(i)	Notes in the form attached as Exhibit A;

(ii)	Warrants in the form attached as Exhibit B;

(iii)	The executed Registration Rights Agreement in the form attached as Exhibit C; and

(iv)	An officer’s certificate executed by an officer of the Company, certifying as to satisfaction of applicable closing conditions; good standing; and authorizing resolutions.
     (b) On the Closing Date, the Purchasers shall deliver to the Company:
(i)	The Purchase Price set forth on the Purchasers’ signature page hereto; and

(ii)	The executed Registration Rights Agreement.
     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers that:
          4.1. Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not result in a Material Adverse Effect.
          4.2. Authorization. The Company has full corporate power and authority and has taken all requisite action on the part of the Company necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder and thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
          4.3. Capitalization. Set forth on Schedule 4.3 hereto is (a) a description of the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding on the date hereof; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.3, no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company.
          4.4. Valid Issuance. As of the Closing, the Company has reserved a sufficient number of shares of Common Stock for the issuance upon exercise of or otherwise pursuant to the Warrants. The Warrants and Warrant Shares are duly authorized, and such Securities, when issued in accordance herewith and, in respect of the Warrant Shares, pursuant to the terms of the Warrants, will be validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.
          4.5. Consents. Except as set forth on Schedule 4.5, the execution, delivery and performance by the Company of the Agreements and, subject to the truth and accuracy of the representations made by the Purchasers in Sections 5 of this Agreement, the offer, issuance and sale of the Securities, require no consent of, action by or in respect of, or filing with, any Person, agency, or official, other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the requirements of the American Stock Exchange, which the Company undertakes to file within the applicable time periods.
          4.6. SEC Filings; Business. In the last 12 months, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to or on the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Filings”). As of the date of filing of such SEC Filings, each such SEC Filing, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filing. None of the SEC Filings, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Filings complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is not aware of any fact or circumstance that would result or reasonably be likely to result in the Company receiving a “going concern” opinion or qualification from its independent auditors with respect to the Company’s financial position for the year ended December 31, 2005. The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company in all material respects.
          4.7. Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company to redeem the Company’s 1998-E Series Convertible Preferred Stock and for general working capital purposes.
          4.8. No Material Adverse Change. Except as disclosed and described in the Company’s SEC Filings, there has not been:
               (a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;
               (b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;
               (c) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or any of its subsidiaries;
               (d) any waiver by the Company of a material right or of a material debt owed to it;
               (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);
               (f) any material change or amendment to or breach or default of a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;
               (g) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

               (h) any transaction entered into by the Company other than in the ordinary course of business; or
               (i) any other event or condition of any character that the Company believes will have a Material Adverse Effect.
          4.9. Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the 1933 Act.
          4.10. No Conflict, Breach, Violation or Default; Compliance with Law. (a) The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation (including any certificates of designation) or the Company’s Bylaws, both as in effect on the date hereof, (ii) except where it would not have a Material Adverse Effect, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties; or (iii) except as set forth on Schedule 4.10 or where it would not have a Material Adverse Effect, any contract by which the company or its property is bound. (b) Except where it would not have a Material Adverse Effect, to the Company’s knowledge, it (i) is not in violation of any statute, rule or regulation applicable to the Company or its assets or its activities, and (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets. (c) The Company has not received notice from any Person of any claim, investigation or inquiry, that, if adversely determined, would render the preceding sentence untrue or incomplete and the Company is aware of no facts or circumstances which could give rise to such a claim, investigation or inquiry.
          4.11. Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it, in each case taking into account permitted extensions. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.
          4.12. Title to Properties and Securities. Except as disclosed in the SEC Filings, the Company has good and marketable title to all real properties and all other properties and assets owned by it and material to its operations, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property material to the Company’s operations under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.
          4.13. Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.
          4.14. No Labor Disputes. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.
          4.15. Intellectual Property. The Company owns or possesses adequate rights or licenses to the inventions, know-how, patents, patent rights, copyrights, trademarks, trade names, licenses, approvals, governmental authorizations, trade secrets confidential information and other intellectual property rights necessary to conduct the business now operated by it and presently contemplated to be operated by it (collectively, “Intellectual Property Rights”), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights except as disclosed in the SEC Filings and except as to any such claims that would not have a Material Adverse Effect. Except as set forth on Schedule 4.15 hereto, none of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement, except where such expirations or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Company, the Company’s patents and other Intellectual Property Rights and the present activities of the Company do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party where such infringement may cause a Material Adverse Effect on the Company, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding its Intellectual Property Rights, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has no knowledge of the material infringement of its Intellectual Property Rights by third parties and has no reason to believe that any of its Intellectual Property Rights is unenforceable, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.
          4.16. Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property contaminated with any substance that is subject to any

Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.
          4.17. Absence of Litigation. Except as disclosed in the section titled “Legal Proceedings” in (i) the Company’s Annual Report on Form 10-K for the year ended December 25, 2004 or (ii) any of the Company’s SEC Filings filed since the filing of such Form 10-K, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened in writing against the Company or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, that would reasonably be expected to result in judgments against the Company or any of its Subsidiaries in an amount, individually or in the aggregate, in excess of $250,000.
          4.18. Financial Statements. The financial statements included in each SEC Filings present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.
          4.19. Insurance Coverage. The Company maintains in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.
          4.20. Compliance with AMEX Continued Listing Requirements. There are no proceedings pending or to the Company’s knowledge threatened against the Company relating to the continued listing of the Company’s Common Stock on the American Stock Exchange.
          4.21. Brokers and Finders. The Purchasers shall have no liability or responsibility for the payment of any commission or finder’s fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company. Upon Closing, the Company shall pay to any finder in connection with the transactions contemplated hereby any finder’s fee(s) owing to such finder pursuant to a separate agreement or arrangement with the Company entered into concurrently herewith or prior to such Closing.
          4.22. No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

          4.23. Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms of the applicable agreements, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof (other than any such taxes, liens and charges created by any Buyer or assignee or transferee), and shall not be subject to pre-emptive rights or other similar rights of shareholders of the Company. As of the Closing, a sufficient number of shares of Common Stock will have been duly authorized and reserved for issuance upon exercise of the Warrants as of the Closing. Upon issuance in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any such taxes, liens and charges created by any Purchaser or any assignee or transferee), with the holders being entitled to all rights accorded to a holder of Common Stock.
     5. Representations and Warranties of the Purchaser. Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company that:
          5.1. Organization and Existence. The Purchaser is a validly existing corporation, partnership, limited liability company or individual and has all requisite corporate, partnership, limited liability company or personal power and authority, as the case may be, to invest in the Securities pursuant to this Agreement.
          5.2. Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement have been duly authorized and this Agreement and the Registration Rights Agreement will each constitute the valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
          5.3. Purchase Entirely for Own Account. The Securities to be received by the Purchaser hereunder will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser is not a registered broker dealer or an entity engaged in the business of being a broker dealer.
          5.4. Investment Experience. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters and in private placement transactions of companies similar to the Company so that it is capable of evaluating the merits and risks of the purchase contemplated hereby.
          5.5. Disclosure of Information. The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and has received and read the SEC Filings filed via EDGAR. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or made pursuant to this Agreement.
          5.6. Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable state laws and regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
          5.7. Legends. It is understood that, until registration for resale pursuant to the Registration Rights Agreement or until sales under Rule 144(k) are permitted, certificates evidencing the Securities may bear one or all of the following legends or legends substantially similar thereto:
     (a) “The shares represented by this certificate may not be transferred without (i) the opinion of counsel reasonably satisfactory to the corporation that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws; or (ii) such registration or qualification.”
     (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.
          Upon registration for resale pursuant to the Registration Rights Agreement or upon Rule 144(k) under the 1933 Act becoming available, the Company shall promptly cause certificates evidencing Warrant Shares previously issued to be replaced with certificates which do not bear such restrictive legends, and all Warrant Shares subsequently issued shall not bear such restrictive legends and each Purchaser will certify to the Company that it will thereafter sell the Common Stock evidenced by such unlegended certificates only pursuant to the Prospectus (as defined in the Registration Rights Agreement) as permitted under the Registration Rights Agreement or pursuant to Rule 144(k).
          5.8. Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.
          5.9. No General Solicitation. The Purchaser did not learn of the investment in the Securities as a result of any public advertising or general solicitation.
          5.10. Compliance with Law. The Purchaser has not engaged in market transactions in the Company’s securities since learning of the offering of the Securities.
     6. Closing Documents. The parties acknowledge and agree that part of the inducement for the Purchasers to enter into this Agreement is the Company’s execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that on or prior to the Closing, the Registration Rights Agreement will be duly executed and delivered by the parties thereto.

     7. Covenants and Agreements of the Company.
          7.1. Reservation of Common Stock issuable upon Exercise of Warrants. The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall equal the number of shares sufficient to permit the full exercise of the Warrants in accordance with the terms of the Warrants.
          7.2. Press Releases. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Purchasers for comment one business day prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of the American Stock Exchange or another national securities exchange or market.
          7.3. No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Purchasers under the Agreements.
          7.4. Insurance. For so long as any Purchaser beneficially owns any of the Securities, the Company shall have in full force and effect (a) insurance reasonably believed by the Company to be adequate on all assets and activities, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company to insure.
          7.5. Compliance with Laws. So long as the Purchasers beneficially own any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.
          7.6. Listing of Warrant Shares and Related Matters. The Company hereby agrees, promptly following the last of the Closing Date of the transactions contemplated by this Agreement, to take such action to cause the Warrant Shares to be listed on the American Stock Exchange as promptly as possible but no later than the effective date of the registration contemplated by the Registration Rights Agreement. The Company further agrees that if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it will include in such application the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. For so long as any Warrants remain outstanding, the Company will take all action necessary to continue the listing and trading of its Common Stock on the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq Small-Cap Market (collectively, “Approved Markets”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchange or market, as applicable, to ensure the continued eligibility for trading of the Warrant Shares thereon.

          7.7. Form S-3 Eligibility. For so long as the registration statement contemplated by the Registration Rights Agreement remains effective, the Company shall use commercially reasonable efforts to remain eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the 1933 Act.
          7.8. Corporate Existence. So long as any Warrants remain outstanding, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets so long as the surviving or successor entity in such transaction (a) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the exercise in full of all Warrants outstanding as of the date of such transaction; and (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith.
          7.9. Application of Certain Proceeds. Following the payment of any amounts owed by the Company to Siemens Hearing Instruments, Inc. pursuant to the agreements in effect on the date of Closing, any proceeds from the sale of securities by the Company while any Notes are outstanding shall be used to pay down the outstanding Principal Amount of all of the outstanding Notes on a pro-rata basis.
          7.10. Sales by Chairman. For so long as any Notes are outstanding, the Company shall restrict sales of Common Stock by its Chairman, Paul A. Brown, M.D., to those (i) donated to charitable organizations and (ii) sold pursuant to an arrangement that complies with Rule 10b5-1 under the 1934 Act.
     8. Participation in Future Transactions. If at any time prior to the first anniversary of the Closing, the Company intends to close any private placement of its equity securities in a capital raising transaction, the Company shall give five (5) days prior notice to the Purchasers in a writing that contains all significant business terms of the proposed transaction. Each Purchaser shall then have the right to participate (pro rata in accordance with such Purchaser’s participation in the offering contemplated by this Agreement) in such new placement and purchase such securities for the same consideration and on the same terms and conditions as contemplated by such third-party sale, which right must be exercised by the Purchaser in a writing to the Company delivered within five (5) days of the Company’s notice. If, subsequent to the Company giving notice to the Purchasers hereunder, the terms and conditions of the proposed third-party sale are changed from those disclosed in the Company’s notice, the Company shall provide a new notice to the Purchasers, which shall trigger a new right to participate. The foregoing participation right shall not apply to offers of securities in connection with any acquisition by the Company of any business, assets or technologies, or to any strategic investor, vendor, customer, lease or similar arrangement, the primary purpose of which is not to raise equity capital.
     9. Survival. All representations and warranties contained in this Agreement shall survive for one year following the Closing of the transactions contemplated hereby.

     10. Miscellaneous.
          10.1. Successors and Assigns. This Agreement may not be assigned by the Company. A Purchaser may assign its rights and delegate its duties hereunder in whole or in part to any Person (who is not a competitor or vendor of the Company) to which such Purchaser has transferred or assigned all or part of its Notes or Warrants in accordance with the terms of the Notes and Warrants, provided in each case that such transferee or assignee acknowledges in writing to the Company that the representations and warranties contained in Section 5 hereof shall apply to such transferee or assignee. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          10.2. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          10.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          10.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) facsimile, with electronic confirmation of transmittal, (iii) certified mail, return receipt requested, or (iv) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
If to the Company:
HearUSA, Inc.
1250 Northpoint Parkway
West Palm Beach, FL 33407
Fax: 561/688-8893
Attention: CEO
With a copy to:
Bryan Cave LLP
700 Thirteenth Street, N.W.
Washington, D.C. 20005-3960
Fax: (202) 508-6200
Attention: LaDawn Naegle, Esq.
If to the Purchasers, to the addresses set forth on the

signature pages hereto.
          10.5. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith; provided, however, the Company shall reimburse the lead investor up to $50,000 to cover documented and reasonable due diligence and legal expenses incurred directly in connection with the transactions contemplated hereby. The Company shall pay all fees and expenses of any placement agents or finders in connection with the transactions contemplated by this Agreement pursuant to a separate agreement between such parties and the Company.
          10.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Purchaser to be bound by such amendment or waiver.
          10.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          10.8. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, the Registration Rights Agreement, the Notes and the Warrants and the other documents contemplated hereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
          10.9. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
          10.10. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
          10.11. Remedies. The Purchasers shall be entitled to specific performance of the Company’s obligations under the Agreements.
          10.12. Like Treatment of Purchasers and Holders. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Purchasers or holders of Securities, as the case may be, on identical terms. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

          10.13. Actions of Purchasers. The obligations of each Purchaser hereunder and under the documents contemplated hereby are several and not joint with the obligations of any other Purchaser, and no Purchaser shall in any way be responsible for the performance of the obligations of any other Purchaser under any such document. Nothing contained herein or in any other document contemplated hereby, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute any of the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or thereby. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other document contemplated hereby, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

The Company:	HEARUSA, INC.

By: /s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: President and CEO

Purchasers:

C.E. Unterberg, Towbin Capital Partners I, L.P.
Name:

/s/ Andrew Arno
By: Andrew Arno

Managing Member of the General Partner
Title:

Purchase Price:	$500,000.00
Principal Amount of Notes:	$500,000.00
No. of Warrants:	136,360

Residence:

Address for Notices:	C.E. Unterberg, Towbin
350 Madison Ave.
New York, NY 10017

with a copy to:

Purchasers:

Kevin Casey
Name:

/s/ Kevin Casey
By:

Title:

Purchase Price:	$75,000
Principal Amount of Notes:	$75,000
No. of Warrants:	20,454

Residence:

Address for Notices:	333 East 46th Street, Apt. 18D
New York, NY 10017

with a copy to:

Purchasers:

Castle Creek Technology Partners
Name:

Stephen D. Friend
By:

Stephen D. Friend
Managing Director of the
Investment Manager
Title:

Purchase Price:	$500,000
Principal Amount of Notes:	$500,000
No. of Warrants:	136,360

Residence:

Address for Notices:	Castle Creek Technology Partners LLC
111 West Jackson Blvd., Suite 2020
Chicago, IL 60604

with a copy to:

Purchasers:

Cordillera Fund, L.P.
Name:

/s/ James P. Andrew
By: James P. Andrew
Co-CEO of Andrew Carter Capital, Inc.
General Partner of ACCF GenPar, L.P.
General Partner of the Cordillera Fund, L.P.
Title:

Purchase Price:	$750,000.00
Principal Amount of Notes:	$750,000.00
No. of Warrants:	204,540

Residence:	Texas, USA

Address for Notices:	8201 Preston Road
Suite 400
Dallas, TX 75225

with a copy to:

as above

Purchasers:

Graham Partners LP
Name:

/s/ Harold Berry
By:Harold Berry

Portfolio Manager
Title:

Purchase Price:	$550,000.00
Principal Amount of Notes:	$550,000.00
No. of Warrants:	149,996

Residence:

Address for Notices:	200 Park Avenue
Suite 3900
New York, NY 10166

with a copy to:

Purchasers:

Nite Capital LP
Name:

/s/ Keith A. Goodman
By:

Keithe A. Goodman
Manager of the General Partner
Title:

Purchase Price:	$250,000
Principal Amount of Notes:	$250,000
No. of Warrants:	68,180

Residence:

Address for Notices:	Nite Capital LP
100 East Cook Avenue, Ste 201
Libertyville, IL 60048
Attn: Keith Goodman

with a copy to:

Purchasers:

William Kane Mahon
Name:

/s/ William Kane Mahon
By:

Title:
Purchase Price:	$100,000
Principal Amount of Notes:	$100,000
No. of Warrants:	27,272

Residence:

Address for Notices:	210 Little John Trail
Atlanta, GA 30309

with a copy to:

Purchasers:

MidSouth Investor Fund LP
Name:

/s/ Lyman O. Heidtke
By:Lyman O. Heidtke

General Partner
Title:

Purchase Price:	$
Principal Amount of Notes:	$300,000
No. of Warrants:

1776 Peachtree St. NW Suite 412 North
Residence:	Atlanta, GA 30309

Address for Notices:	c/o Heidtke & Company, Inc.
201 4th Ave. North, Suite 1950
or P.O. Box 190666
Nashville, TN 37219

with a copy to:

`	Purchasers:

Richard S. Press
Name:

/s/ Richard S. Press
By:

Title:

Purchase Price:	$200,000
Principal Amount of Notes:	$
No. of Warrants:	54,544

Residence:	101 Bogle Street, Waston MA 02493

Address for Notices:	Wellington Management Company
75 State Street
Boston, MA 02109

with a copy to:

Purchasers:

Edmund H. Shea
Name:

/s/ Edmund H. Shea
By:

Title:

Purchase Price:	$750,000
Principal Amount of Notes:	$750,000
No. of Warrants:	204,540

Residence:

Address for Notices:	Shea Ventures
655 Brea Canyon
Walnut, CA 91789

with a copy to:

Purchasers:

Straus Partners LP
Name:

/s/ Melville Straus
By: Melville Straus

Managing Principal
Title:

Purchase Price:	$275,000
Principal Amount of Notes:	$275,000
No. of Warrants:	74,998

Residence:	NY

Address for Notices:	Straus Asset Management
605 Third Avenue
New York, NY 10158-3698

with a copy to:

Purchasers:

Straus-GEPT Partners LP
Name:

/s/ Melville Straus
By:Melville Straus

Managing Principal
Title:

Purchase Price:	$225,000
Principal Amount of Notes:	$225,000
No. of Warrants:	61,362

Residence:	NY

Address for Notices:	Straus Asset Management
605 Third Avenue
New York, NY 10158-3698

with a copy to:

Purchasers:

Smithfield Fiduciary LLC
Name:

/s/ Scott M. Wallace
By: Scott M. Wallace

Authorized Signatory
Title:

Purchase Price:	$ 500,000
Principal Amount of Notes:	$ 500,000
No. of Warrants:	136,360

Residence:	Cayman Islands

Address for Notices:	c/o Highbridge Capital management LLC
9 West 57th Street, 27th Floor
New York, NY 10019
Attn: Adam Chill

with a copy to:

Purchasers:

Whalehaven Capital Fund Limited
Name:

/s/ Arthur Jones
By:Arthur Jones

Director
Title:

Purchase Price:	$525,000
Principal Amount of Notes:	$525,000
No. of Warrants:	143,178

Residence:

Address for Notices:	Whalehaven Capital Fund Limited
PO Box HM 2257
Hamilton HMJX, Bermuda

with a copy to: